SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2004

SERVICE CORPORATION INTERNATIONAL

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-6402-1 (Commission file number)	74-1488375 (I. R. S. employer identification number)

1929 Allen Parkway, Houston, Texas (Address of principal executive offices)	77019 (Zip code)

Registrant’s telephone numbers, including area code – (713) 522-5141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
Unaudited Consolidated Financial Statements
Management's Discussion and Analysis of Results
Ratio of Earnings to Fixed Charges

Item 8.01. Other Events

Service Corporation International (SCI or the Company) is filing this Current Report on Form 8-K to revise information that was previously reported in its Form 10-Q for the quarter ended March 31, 2004 to reflect operations that have been classified as discontinued operations since the time of the filing of that Form 10-Q.

This report is limited to the revisions to reflect certain businesses as discontinued operations in the Company’s consolidated financial statements for all periods presented. No attempt has been made in this Form 8-K to modify or update other disclosures as presented in the original Form 10-Q except as required to reflect the effects of the items described below.

Discontinued Operations

In 1999, the Company began an initiative to identify and address non-strategic or underperforming businesses. As a result of this assessment, the Company committed to a plan in June 2004 to divest the existing funeral and cemetery operations in Argentina and Uruguay. The Company is actively marketing these operations and plans to have no continuing interest in these operations subsequent to the disposal of the Argentina and Uruguay businesses. As a result, the Company classified these operations as discontinued operations.

2

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1 Unaudited Consolidated interim results of operations and statement of cash flows for the quarter ended March 31, 2004 and March 31, 2003 and unaudited consolidated balance sheets as of March 31, 2004 and December 31, 2003

99.2 Management’s Discussion and Analysis of Results of Operations and Financial Condition

99.3 Ratio of Earnings to Fixed Charges

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

September 2, 2004	SERVICE CORPORATION INTERNATIONAL

By: /s/ Eric D. Tanzberger
Eric D. Tanzberger
Vice President and Corporate Controller

4

Exhibit Index

99.1 Unaudited Consolidated interim financial statements results of operations and statement of cash flows for the quarter ended March 31, 2004 and March 31, 2003 and unaudited consolidated balance sheets as of March 31, 2004 and December 31, 2003

99.2 Management’s Discussion and Analysis of Results of Operations and Financial Condition

99.3 Ratio of Earnings to Fixed Charges